                                                                   Exhibit 99.1

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                              ECHELON CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT

                                 June 30, 2000


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

                               TABLE OF CONTENTS

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SECTION 1 AUTHORIZATION AND SALE OF COMMON STOCK...............................................................      1
          --------------------------------------

    1.1    Authorization.......................................................................................      1
           -------------
    1.2    Purchase and Sale of Shares.........................................................................      2
           ---------------------------

SECTION 2 CLOSING DATE; DELIVERY...............................................................................      2
          ----------------------

    2.1    Closing Date........................................................................................      2
           ------------
    2.2    Delivery............................................................................................      2
           --------

SECTION 3 REPRESENTATIONS AND WARRANTIES OF ECHELON............................................................
          -----------------------------------------

    3.1    Organization and Standing...........................................................................      3
           -------------------------
    3.2    Subsidiaries........................................................................................      3
           ------------
    3.3    Corporate Power.....................................................................................      3
           ---------------
    3.4    Capitalization......................................................................................      3
           --------------
    3.5    Charter Documents...................................................................................      3
           -----------------
    3.6    Authorization.......................................................................................      4
           -------------
    3.7    Validity of the Shares..............................................................................      4
           ----------------------
    3.8    SEC Documents; Financial Statements.................................................................      4
           -----------------------------------
    3.9    Title to Properties and Assets......................................................................      5
           ------------------------------
    3.10   No Conflicts; Governmental Consents.................................................................      6
           -----------------------------------
    3.11   Litigation..........................................................................................      6
           ----------
    3.12   Patents; Intangible Assets..........................................................................      7
           --------------------------
    3.13   Offering............................................................................................      8
           --------
    3.14   Dividends...........................................................................................      9
           ---------
    3.15   Taxes...............................................................................................      9
           -----
    3.16   Permits.............................................................................................     10
           -------
    3.17   Compliance with Law.................................................................................     10
           -------------------
    3.18   Labor Matters.......................................................................................     11
           -------------
    3.19   ERISA Compliance....................................................................................     11
           ----------------
    3.20   Insurance...........................................................................................     12
           ---------
    3.21   Insolvency..........................................................................................     12
           ----------
    3.22   Disclosure..........................................................................................     12
           ----------
    3.23   Effect of Transaction...............................................................................     12
           ---------------------
    3.24   Payments............................................................................................     12
           --------
    3.25   Accounting and Other Records........................................................................     13
           ----------------------------
    3.26   Share Issuances.....................................................................................     13
           ---------------

SECTION 4 REPRESENTATIONS AND WARRANTIES OF ENEL...............................................................     13
          --------------------------------------

    4.1    Organization and Standing...........................................................................     13
           -------------------------
    4.2    Corporate Power.....................................................................................     13
           ---------------
    4.3    Authorization; Governmental Consents................................................................     14
           ------------------------------------

SECTION 5 FEDERAL AND OTHER SECURITIES LAWS....................................................................     14
          ---------------------------------

    5.1    Investment Representations..........................................................................     14
           --------------------------
    5.2    Legends.............................................................................................     15
           -------

                               TABLE OF CONTENTS
                                  (continued)

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SECTION 6 COVENANTS....................................................................................   16
          ---------

    6.1    Interim Conduct of Business.................................................................   16
           ---------------------------
    6.2    Notice of Changes...........................................................................   17
           -----------------
    6.3    Access to Information.......................................................................   17
           ---------------------
    6.4    Cooperation.................................................................................   17
           -----------
    6.5    Expenses....................................................................................   18
           --------
    6.6    Securities Act..............................................................................   18
           --------------

SECTION 7 CONDITIONS TO ENEL'S OBLIGATIONS AT CLOSING..................................................   18
          -------------------------------------------

    7.1    Representations and Warranties Correct......................................................   18
           --------------------------------------
    7.2    Covenants...................................................................................   18
           ---------
    7.3    Opinions of Counsel.........................................................................   18
           -------------------
    7.4    Certificates................................................................................   19
           ------------
    7.5    Regulatory Consents.........................................................................   20
           -------------------
    7.6    Absence of Proceedings......................................................................   20
           ----------------------
    7.7    Deliveries by Echelon.......................................................................   20
           ---------------------
    7.8    Agreement...................................................................................   20
           ---------
    7.9    Registration Rights.........................................................................   20
           -------------------
    7.10   Director; Voting Agreement..................................................................   21
           --------------------------

SECTION 8 CONDITIONS TO ECHELON'S OBLIGATIONS AT CLOSING...............................................   21
          ----------------------------------------------

    8.1    Representations and Warranties Correct......................................................   21
           --------------------------------------
    8.2    Covenants...................................................................................   21
           ---------
    8.3    Opinion of Counsel..........................................................................   21
           ------------------
    8.4    Certificates................................................................................   22
           ------------
    8.5    Regulatory Consents.........................................................................   22
           -------------------
    8.6    Absence of Proceedings......................................................................   23
           ----------------------
    8.7    R&D Agreement...............................................................................   23
           -------------

SECTION 9 AGREEMENTS RELATING TO SIGNIFICANT EQUITY OWNERSHIP..........................................   23
          ---------------------------------------------------

    9.1    Certain Definitions.........................................................................   23
           -------------------
    9.2    Representation on Board of Directors........................................................   25
           ------------------------------------
    9.3    Limitation on Ownership of Voting Stock.....................................................   25
           ---------------------------------------
    9.4    Agreement with Respect to Voting of Stock...................................................   26
           -----------------------------------------
    9.5    No Participation in a Group.................................................................   28
           ---------------------------
    9.6    Restrictions on Transfer of Securities......................................................   28
           --------------------------------------
    9.7    Right of First Refusal on Permitted Sales...................................................   28
           -----------------------------------------
    9.8    Repurchase Right in the Event of Change of Control of ENEL..................................   30
           ----------------------------------------------------------
    9.9    Repurchase with Respect to the ENEL Group...................................................   30
           -----------------------------------------
    9.10   Termination of Certain Provisions...........................................................   30
           ---------------------------------
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

                               TABLE OF CONTENTS
                                  (continued)
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    9.11    Further Assurances...........................................................................    32
            ------------------

SECTION 10 INDEMNIFICATION...............................................................................    32
           ---------------

    10.1    Indemnification..............................................................................    32
            ---------------
    10.2    Claims.......................................................................................    32
            ------
    10.3    Settlement...................................................................................    32
            ----------

SECTION 11 TERMINATION...................................................................................    33
           -----------

    11.1    Termination Events...........................................................................    33
            ------------------
    11.2    Termination Procedure and Effects............................................................    33
            ---------------------------------

SECTION 12 MISCELLANEOUS.................................................................................    34
           -------------

    12.1    Entire Agreement.............................................................................    34
            ----------------
    12.2    Successors and Assigns.......................................................................    34
            ----------------------
    12.3    Governing Law................................................................................    34
            -------------
    12.4    Counterparts.................................................................................    34
            ------------
    12.5    Titles and Subtitles.........................................................................    34
            --------------------
    12.6    Notices......................................................................................    34
            -------
    12.7    Finder's Fees................................................................................    35
            -------------

                              ECHELON CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of June 30, 2000, by and among Echelon Corporation, a Delaware corporation ("Echelon"), and ENEL S.p.A., a Societa per Azioni incorporated under the laws of Italy ("ENEL"), for itself and/or any of the companies in the ENEL Group (as defined below) to which ENEL has assigned all or a portion of its rights and obligations under this Agreement in accordance with Section 12.2 hereof (collectively or individually as the context requires, the "Buyer"). As used herein, "ENEL Group" means ENEL and each company that is an entity "controlled" by ENEL within the meaning of the Exchange Act (as defined below).

                                  BACKGROUND
                                  ----------

     A. Echelon and ENEL Distribuzione S.p.A., a Societa per Azioni incorporated under the laws of Italy which is a subsidiary of ENEL ("ENEL Distribuzione"), entered into a Memorandum of Understanding (the "MOU") dated April 19, 2000 (the "MOU Date") concerning a possible investment in Echelon and a possible licensing and research and development arrangement between Echelon and ENEL Distribuzione.

     B. Buyer desires to purchase from Echelon and Echelon desires to sell to Buyer shares of Echelon's Common Stock, par value $0.01 (the "Common Stock"), pursuant to the terms of this Agreement. This Agreement constitutes the investment in Echelon contemplated by the MOU.

     C. Concurrently with the execution of this Agreement, Echelon and ENEL Distribuzione are executing a Research and Development and Technological Cooperation Agreement, dated June 28, 2000 (the "R&D Agreement"). The R&D Agreement, together with the Supply and License Agreements contemplated thereby (collectively, the "Supply Agreement" and, together with the R&D Agreement, the "Related Agreements"), constitutes the licensing and research and development arrangement contemplated by the MOU.

     In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

                                   SECTION 1

                    AUTHORIZATION AND SALE OF COMMON STOCK
                    --------------------------------------

     1.1  Authorization.  Echelon has authorized the issuance and sale to Buyer
          -------------
of 3,000,000 shares of its Common Stock (the "Shares") pursuant to this Agreement.

     1.2  Purchase and Sale of Shares. Subject to the terms and conditions of
          ---------------------------
this Agreement, Buyer agrees to purchase at the Closing (as defined in Section 2.1), and Echelon agrees to issue, sell and deliver to Buyer at the Closing, the Shares for an aggregate purchase price (the "Purchase Price"), calculated by multiplying 3,000,000 (being the number of shares purchased) by the Share Price (as defined below), and rounding such product to the nearest whole cent.

     The "Share Price" is equal to the product of 110% times the average of the
                                                       -----
closing trade price for the Common Stock on the Nasdaq National Market (the "Closing Price") for the ten (10) trading days ending on the trading date prior to the Closing Date; provided, however, that (i) if such product is greater than $43.6425 (calculated as the product of 120% times 110% times the Closing Price
                                            -----      -----
of $33.0625 on the MOU Date), then the Share Price shall equal $43.6425; and
(ii) if such product is less than $29.0950 (calculated as the product of 80% times 110% times the Closing Price of $33.0625 on the MOU Date), then the Share
-----      -----
Price shall equal $29.0950.

                                   SECTION 2

                            CLOSING DATE; DELIVERY
                            ----------------------

     2.1  Closing Date.  The closing of the sale of the Shares (the "Closing")
          ------------
shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 10:00 a.m., California time, within five business days (as defined below) after satisfaction of the conditions specified in Sections 7 and 8, or at such other time and place as Echelon and Buyer shall mutually agree in writing (the date of the Closing is referred to as the "Closing Date"). The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in San Francisco, California or Rome, Italy are generally authorized or obligated by law or governmental order to close.

     2.2  Delivery.  At the Closing, (a) ENEL shall cause Buyer to deliver the
          --------
Purchase Price to Echelon, by wire transfer of immediately available funds pursuant to such reasonable instructions as Echelon shall notify in writing to ENEL by 5:00 p.m. (California time) on the third business day preceding the Closing Date, (b) Echelon shall cause its transfer agent to deliver to Buyer a certificate or certificates representing the Shares against delivery of the Purchase Price and (c) each of Echelon and ENEL shall deliver or cause to be delivered to the other each of the closing documents contemplated by Sections 7 and 8, in the form agreed with ENEL prior to the Closing Date.

                                   SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF ECHELON
                   -----------------------------------------
     Except as disclosed in that section of the Disclosure Schedule of even date herewith delivered by Echelon to ENEL concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule") corresponding to the Section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Echelon hereby represents and warrants to ENEL as of the date of this Agreement and as of the Closing Date that:

     3.1  Organization and Standing. Echelon is a corporation duly organized,
          -------------------------
validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as being conducted. Each of Echelon's subsidiaries is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power and authority to carry on its business as being conducted. Section 3.1 to the Disclosure Schedule sets forth each jurisdiction in which Echelon or any of its subsidiaries is qualified or authorized to do business. Echelon and each of its subsidiaries is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification or authorization necessary.

     3.2  Subsidiaries.  Section 3.1 of the Disclosure Schedule identifies all
          ------------
of Echelon's subsidiaries and except as indicated therein Echelon is the sole and exclusive owner of 100% of the capital stock and voting securities of its subsidiaries, free and clear of any Liens (as defined in Section 3.10) or other third party rights of any nature whatsoever. No such subsidiary, other than Echelon Japan K.K., is material to Echelon and its subsidiaries, taken as a whole.

     3.3  Corporate Power.  Echelon has all requisite corporate power and
          ---------------
authority to execute and deliver this Agreement and the Related Agreements, to issue, sell and deliver the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements and otherwise consummate the transactions contemplated hereby and thereby.

     3.4  Capitalization. The authorized capital stock of Echelon consists of
          --------------
100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock par value $0.01 (the "Preferred Stock"). No shares of the Preferred Stock are issued and outstanding. As of June 29, 2000, 34,777,850 shares of Common Stock were issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all Applicable Laws (as defined in Section 3.11). Except as disclosed in Echelon's filings with the Securities Exchange Commission (the "SEC") prior to the date of this Agreement in compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under each such Act (all such filed documents are referred to herein as the "SEC Documents") and Section 3.4 to the Disclosure Schedule, as of June 29, 2000, there were no options, warrants or other rights to purchase any of Echelon's authorized and unissued capital stock. Echelon has not issued any of the Common Stock and the Shares will not be issued in violation of any preemptive, subscription or similar rights of any person to acquire such Common Stock. To Echelon's knowledge, there are no voting trusts or similar agreements or arrangements or understandings applicable to the exercise of voting or other rights with respect to the Common Stock.

     3.5  Charter Documents. The Certificate of Incorporation and Bylaws of
          -----------------
Echelon as in effect on the date of this Agreement are as set forth in the SEC Documents; provided, however, that Echelon will amend its Bylaws to increase to eight the number of directors on its Board of Directors with effect on or prior to the Closing Date.

     3.6  Authorization.  All corporate action on the part of Echelon and its
          -------------
officers and directors, necessary for the authorization, execution, delivery and performance of all obligations of Echelon under this Agreement and the Related Agreements, including the authorization, issuance, sale and delivery of the Shares, has been or will be duly taken on or prior to the Closing, and will be in full force and effect as of the Closing Date. This Agreement and the R&D Agreement have been, and upon its execution and delivery the Supply Agreement will have been, duly authorized, executed and delivered by Echelon. Assuming due authorization, execution and delivery by the other party thereto, this Agreement and the Related Agreements constitute, or will upon execution and delivery constitute, the valid and legally binding obligations of Echelon, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance, injunctive relief or other equitable remedies. No action is required on the part of Echelon's stockholders for the authorization, execution, delivery and performance of all obligations of Echelon under this Agreement or any Related Agreements.

     3.7  Validity of the Shares. The Shares have been duly authorized and, when
          ----------------------
issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued in compliance with all Applicable Laws, fully paid, and nonassessable, free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Buyer through no action of Echelon; provided, however, that the Shares will be subject to restrictions on transfer under United States federal and/or state securities laws and as provided in this Agreement. No stockholder of Echelon or any other person has any preemptive, subscription or similar rights to acquire the Shares.

     3.8  SEC Documents; Financial Statements. Echelon has filed all SEC
          -----------------------------------
Documents required to be filed by it with the SEC pursuant to the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated under each such Act. When filed, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under each such Act. None of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Echelon included in the SEC Documents (such financial statements for each fiscal year of Echelon being referred to herein as the "Annual Financial Statements" and such financial statements with respect to each fiscal quarter of Echelon being referred to herein as the "Interim Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect as of the date of their filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("U.S. GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the consolidated financial position of Echelon and its subsidiaries as of the dates thereof and the results of its operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Echelon and its subsidiaries do not, and at the Closing Date will not, have any indebtedness, liabilities or obligations of any nature (whether absolute, accrued, contingent, unasserted or otherwise, and whether or not required to be included or disclosed in the financial statements or notes thereto by U.S. GAAP) except (a) as reflected and reserved against in the consolidated balance sheet included in the Interim Financial Statements as of and for the three months ended March 31, 2000, (b) for indebtedness, liabilities and obligations incurred since March 31, 2000 up to and including the date hereof in the proper and ordinary course of business as disclosed in Section 3.8 of the Disclosure Schedule, (c) for such other indebtedness, liabilities or obligations incurred since the date hereof up to and including the Closing Date provided that ENEL has previously approved the same in writing, and (d) for obligations (including expenses and charges) and any liabilities arising in connection with this Agreement and the Related Agreements. The approval of ENEL referred to in the foregoing clause (c) shall not be unreasonably withheld and shall be deemed to have been given if ENEL does not express any approval or disapproval within five business days after having received reasonably adequate and sufficient information regarding the proposed indebtedness, liability or obligation.

     3.9   Changes.  Except as may arise in connection with this Agreement and
           -------
the Related Agreements, since December 31, 1999, (a) there has been no material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the general affairs, management, properties, condition (financial or otherwise), stockholders' equity, prospects (which term shall not be deemed to include short-term prospects of less than one year) or results of operations of Echelon and any of its subsidiaries, taken as a whole (such change or effect or prospective change or effect referred to herein as a "Material Adverse Effect"), and (b) the business of Echelon and its subsidiaries has been conducted in the ordinary and proper course and in substantially the same manner as previously conducted (including, without limitation, not entering into any material agreement, incurring any material obligation, liability or indebtedness (except as otherwise provided in Section 3.8) or taking any other material action which exceeds the limits of its business in the proper and ordinary course).

     3.10  Title to Properties and Assets.  Echelon and each of its subsidiaries
           ------------------------------
has good and marketable title to the properties and assets, of whatever kind and nature, real or personal, tangible or intangible (including without limitation goodwill and rights), included in the Annual Financial Statements and Interim Financial Statements or acquired by them after the date thereof, in each case free and clear of any mortgage, lien, encumbrance, pledge, assignment by way of security, hypothecation, privilege, option, restrictive agreement, security interest, equity or other claim or charge of any nature whatsoever (collectively, "Liens"), other than Permitted Liens (as defined below). As used herein, "Permitted Liens" means (i) Liens for taxes, assessments and similar charges that are not yet due or are being contested in good faith and by appropriate proceedings, if necessary; (ii) mechanic's, materialman's and similar charges that are not yet due or are being contested in good faith and by appropriate proceedings, if necessary; or (iii) other Liens which do not, individually or in the aggregate, materially interfere with the present use of, or materially detract from the value of, any property or assets that are material to Echelon and its subsidiaries, taken as a whole, or their business.

     Echelon and each of its subsidiaries has (a) good and valid title to the leasehold estates (or such similar concept in other jurisdictions) in all real property leased by them, in each case free and clear of all Liens, and (b) peaceful and undisturbed possession under all leases of property or equipment, to the extent such concept is applicable in any given jurisdiction.

     All of the tangible properties and assets owned, leased, otherwise held, operated or used by Echelon and its subsidiaries are in normal operating condition and repair, normal wear and tear and obsolescence excepted, and comply with all Applicable Laws (as defined below).

     3.11  No Conflicts; Governmental Consents. The authorization, execution and
           -----------------------------------
delivery of this Agreement and the Related Agreements, the performance of all obligations of Echelon hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Echelon or any of its subsidiaries under, any provision of (a) the certificate of incorporation or by-laws (or comparable constitutive documents) of any of them, (b) any material indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which any of them is a party or is bound or to which any of their properties or assets is subject, (c) any judgment, order, decree, statute, law (including common law), ordinance, rule or regulation of any jurisdiction applicable to any of them or to their respective properties or assets ("Applicable Laws").

     No consent, approval, license, permit, order, authorization or other action of, or registration, qualification, designation, declaration, or filing with or notice to, any government, court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or any other person is required for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of Echelon hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for (i) filings pursuant to applicable securities laws, rules and regulations, which filings, if required, will be made promptly following the Closing (and in any event within the time limits provided by such laws, rules and regulations), and (ii) filings and approvals that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which filings and approvals shall be obtained prior to the Closing Date.

     3.12  Litigation.  There are no suits, actions (including regulatory
           ----------
actions), investigations, proceedings (collectively, "Proceedings") or claims pending or, to Echelon's knowledge, threatened against Echelon and/or its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as disclosed in Section 3.12 of the Disclosure Schedule, or a material adverse effect upon the ability of Echelon or any of its subsidiaries, individually or taken as a whole, to enter into this Agreement and the Related Agreements and perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby. Echelon and its subsidiaries are not a party to or bound by, nor is the conduct of their business or their assets or liabilities subject to, any judgment, order, writ, injunction, stipulation or decree of any court or other Governmental Entity. There is not as of the date hereof any material Proceeding or claim initiated by Echelon or its subsidiaries that is pending, or which any of them intends to initiate, against any person.

     3.13  Patents; Intangible Assets.
           --------------------------

     (a)   Definition of Intellectual Property Rights. For purposes of this
           ------------------------------------------
Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, domain names, trade names, logos and corporate names and registrations and applications for registration thereof together will all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     (b)   Ownership.  Echelon and each of its subsidiaries own all right, title
           ---------
and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights used in or necessary for the operation of the business of Echelon and such subsidiary as presently conducted and as presently proposed to be conducted, or with respect to third party Intellectual Property Rights can obtain the same on commercially reasonable terms, free and clear of all Liens, except for Liens disclosed in Section 3.13 of the Disclosure Schedule. Echelon and each of its subsidiaries have taken commercially reasonable actions to maintain and protect the Intellectual Property Rights that they own. To Echelon's knowledge, the owners of any Intellectual Property Rights licensed to Echelon or its subsidiaries have taken commercially reasonable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. The transactions contemplated by this Agreement and the Related Agreements shall have no adverse effect on Echelon's right, title and interest in and to its Intellectual Property Rights.

     (c)  Absence of Claims and No Infringement. There have been no claims made
          -------------------------------------
against Echelon or any of its subsidiaries asserting the invalidity, misuse or unenforceability of any of Intellectual Property Rights, and to Echelon's knowledge there are no valid grounds for the same, other than claims that would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Section 3.13 of the Disclosure Schedule, neither Echelon nor its subsidiaries has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Echelon or its subsidiaries license any rights from a third party), other than infringements, misappropriations or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect.

     (d)  No Infringement.  To the knowledge of Echelon after reasonable
          ---------------
diligence and to the knowledge of Echelon's Chief Executive Officer and Chief Financial Officer, neither the conduct of Echelon's business nor that of its subsidiaries has infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others except as disclosed in Section 3.13 to the Disclosure Schedule. The Intellectual Property Rights owned by or licensed to Echelon and its subsidiaries have not been infringed, misappropriated or conflicted by others, other than infringements, misappropriations or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect except as disclosed in Section 3.13 to the Disclosure Schedule.

     (e)  No Interference.  To Echelon's knowledge none of its employees or
          ---------------
employees of its subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Echelon or that would conflict with Echelon's business as presently conducted and as presently proposed to be conducted. To the knowledge of Echelon, its Chief Executive Officer and its Chief Financial Officer the execution of this Agreement, the Related Agreements nor the transactions contemplated by this Agreement nor the carrying on of Echelon's business by the employees of Echelon and its subsidiaries, nor the conduct of Echelon's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Echelon does not believe it, or any of its subsidiaries, is or will be necessary to utilize any inventions of any of employees (or people it currently intends to hire) made prior to their employment by Echelon or its subsidiaries, except for inventions that have been assigned or licensed to Echelon or its subsidiaries.

     3.14  Offering. Subject to the accuracy of ENEL's representations in
           --------
Section 5.1(a) and (c) hereof, the offer, sale, issuance and delivery of the Shares, in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act. Neither Echelon nor any person acting on its behalf has, directly or indirectly,
(i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the sale of the Shares.

     3.15  Dividends.  Neither Echelon nor any of its subsidiaries has proposed,
           ---------
declared or distributed any dividends (whether in cash or in kind) since its respective date of organization, and no action has been taken for the proposal, declaration or distribution of any dividends.

     3.16  Taxes. (a) Echelon and its subsidiaries have each duly filed or
           -----
caused to be duly filed in a timely manner (within any applicable extension periods) complete and correct versions of all Tax returns, reports and forms required to be filed by the Code and all other material Applicable Laws relating to Taxes, (b) all material Taxes shown to be due on such returns, reports and forms have been timely paid in full or have been provided for, (c) all required material Tax estimates, deposits, prepayments and similar reports or payments for current periods have been properly made or requests for extensions have been made, (d) the provisions for Taxes in the Annual Financial Statements and Interim Financial Statements are sufficient for the payment of all Taxes attributable to income earned prior to the date thereof, and include adequate provisions for deferred Taxes, if any, all in accordance with U.S. GAAP or, if different, the accounting principles generally accepted in the relevant jurisdiction, except as disclosed in Section 3.16 to the Disclosure Schedule and
(e) neither Echelon nor its subsidiaries has any material liability with respect to employee income Tax withholding or social security or other employment contributions, each of which has been paid or provided for in accordance with the Code and all other Applicable Laws relating to Taxes.

     To Echelon's knowledge, no material Tax Liens have been filed in respect of Echelon or its subsidiaries. To Echelon's knowledge, no material adjustment of or deficiency for any material claim for additional Taxes has been proposed, assessed, threatened or asserted against Echelon or its subsidiaries. Except as disclosed in Section 3.16 to the Disclosure Schedule, to Echelon's knowledge, there are no audit examinations being conducted or threatened and there is no deficiency or refund litigation in progress or threatened with respect to any Taxes or Tax returns previously paid or filed by or on behalf of Echelon and its subsidiaries. No consent, agreement or other undertaking has been filed by Echelon or its subsidiaries to have the provisions of Section 341 of the Code apply.

     The term "Tax" means any tax, governmental fee or other like assessment or charge of any kind whatsoever including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, social security contributions, excise, severance, stamp, registration, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty, special contribution or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Equity (domestic or foreign), whether at a regional, national or local level, responsible for the imposition of any such tax.

     3.17 Permits.  Echelon and each subsidiary possess such valid and current
          -------
certificates, authorizations, licenses, product clearances, exemptions, approvals or permits issued ("Permits") by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such Permits whose absence would not, individually or in the aggregate, have a Material Adverse Effect. Neither Echelon nor any subsidiary has received any notice of Proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

     3.18 Compliance with Law.  Echelon and its subsidiaries each comply
          -------------------
currently, and have complied in the past, in all material respects, with the Applicable Laws, including without limitation those relating to occupational health and safety. Neither Echelon nor any of its subsidiaries is in breach in any material respect of any order, decree or judgment or any court or other body of competent jurisdiction. Except as set forth in Section 3.18 to the Disclosure Schedule, Echelon and its subsidiaries have not received any (a) written or oral communication from any Governmental Entity or other person that alleges material noncompliance with any Applicable Laws or (b) notice that any investigation or review by any Governmental Entity is pending or that any such investigation or review is contemplated. To Echelon's knowledge, the current and planned use by Echelon and its subsidiaries of office and other facilities does not violate any local zoning or similar land use or government regulations.

     Echelon and its subsidiaries each comply currently, and have complied in the past in all material respects, with all Environmental Laws (as defined below). Neither Echelon nor its subsidiaries has received any written or, to Echelon's knowledge, oral communication from any Governmental Entity or other person that alleges noncompliance with any Environmental Law. Echelon and its subsidiaries each hold and are in compliance in all material respects with all Permits required under Environmental Laws. Echelon and its subsidiaries have not had any environmental reports, audits or data prepared by them or on their behalf, other than the analyses prepared in connection with Echelon's move to its Palo Alto, California location and proposed move to its San Jose, California location. There are no pending or, to Echelon's knowledge after reasonable inquiry, threatened Proceedings by or before any court or any other Governmental Entity directed against Echelon or any of its subsidiaries that pertain or relate to any noncompliance with any Environmental Law or to investigation or cleanup of pollutants, contaminants or Hazardous Materials (as defined below) under any Environmental Law. To Echelon's knowledge, no Hazardous Materials have ever been generated, used, treated, stored or disposed of by Echelon or its subsidiaries at any location other than in accordance with applicable law.

     The term "Environmental Laws" means any and all Applicable Laws relating to the environment, occupational health and safety, the preservation or reclamation of natural resources, or the management, emission, discharge, release or threatened release of pollutants, contaminants or Hazardous Materials in the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Materials. The term "Hazardous Materials" means all explosive, radioactive, mutagenic or carcinogenic materials or substances, hazardous or toxic substances, wastes or chemicals, infectious or medical wastes, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to Environmental Laws.

     3.19 Labor Matters.  There are no collective bargaining agreements
          -------------
applicable to the employees of Echelon or any of its subsidiaries. There is not any, and during the past five years there has not been, any labor strike, dispute, work stoppage or lockout pending or threatened against or affecting Echelon or its subsidiaries. No union grievances are pending or threatened against Echelon or any of its subsidiaries.

     Echelon and its subsidiaries have made all filings and taken all actions required to be made or taken under applicable social security, labor and welfare law and regulations. All social security and welfare charges due under such laws and regulations have been fully and timely paid or adequately reserved for in the Annual Financial Statements and Interim Financial Statements.

     There are no charges pending or, to Echelon's knowledge, threatened against Echelon or any of its subsidiaries before the Equal Employment Opportunity Commission or any other governmental agency (including similar foreign agencies) for the prevention of unlawful employment practices. Neither Echelon nor any of its subsidiaries has received written or oral notice during the past three years of the intent of any Governmental Entity responsible for the enforcement of labor, social security or employment laws to conduct an investigation of or affecting its business, and to the knowledge of Echelon no such investigation is in progress.

     3.20 ERISA Compliance.  Echelon and its subsidiaries and any "employee
          ----------------
benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by Echelon, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to Echelon or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which Echelon or such subsidiary is a member. No reportable event (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any employee benefit plan established or maintained by Echelon, its subsidiaries or any of their ERISA Affiliates. No employee benefit plan established or maintained by Echelon, its subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, would have any amount of unfunded benefit liabilities (as defined under ERISA). Neither Echelon, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any employee benefit plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by Echelon, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     3.21 Insurance. Each of Echelon and its subsidiaries are insured by
          ---------
recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including but not limited to policies covering real and personal property owned or leased by Echelon and its subsidiaries against theft, damage, destruction and acts of vandalism, but excluding policies covering earthquake, flood and intellectual property right infringement. Echelon has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect. Neither Echelon nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     3.22 Insolvency.  No order has been made, petition presented or meeting
          ----------
convened for the purpose of considering a resolution for the winding up of Echelon or any of its subsidiaries or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to Echelon or any of its subsidiaries and no receiver (including, without limitation, any administrative receiver) has been appointed in respect of the whole or any part of any of their respective property, assets and/or business. No distress, restraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of their property, assets and/or business.

     3.23 Disclosure.   No representation or warranty of Echelon contained
          ----------
herein and no statement contained in any certificate, instrument or the Disclosure Schedule furnished or to be furnished by or on behalf of Echelon and/or any of its affiliates pursuant to this Agreement contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, in light of the circumstances in which such statements were made.

     3.24 Effect of Transaction.  Through the date of this Agreement, no
          ---------------------
creditor, employee, client, customer or other person having a material business relationship with Echelon or its subsidiaries has informed any of them that such person intends to change such relationship because of the consummation of the transactions contemplated by this Agreement.

     3.25 Payments.  None of Echelon, its subsidiaries or, to Echelon's
          --------
knowledge, their respective directors, officers, employees or agents has during the past five years (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payor or the provider of such services to make or provide, (d) had any transactions or payments which are not recorded in its accounting books and records or, if occurring during the periods covered thereby, are not disclosed in the Annual Financial Statements or Interim Financial Statements or (e) had any offbook bank or cash accounts or "slush funds."

     3.26 Accounting and Other Records.  The statutory books, books of account
          ----------------------------
and other records of Echelon and each of its subsidiaries are up-to-date and have been maintained in accordance with all Applicable Laws and generally accepted accounting practices on a proper and consistent basis and comprise complete and accurate records of all information required to be recorded.

     3.27 Share Issuances.  No action has been taken since December 31, 1999,
          ---------------
and no action will be taken on or prior to the Closing Date to issue or grant any capital stock (including Common Stock and/or Preferred Stock) of Echelon whether now authorized or not, rights, options or warrants to purchase such capital stock, securities of any type whatsoever that are, or may become, convertible into capital stock other than (a) securities purchased under this Agreement; (b) securities issued pursuant to the acquisition of another business entity or business segment of any such entity, provided that ENEL shall have previously approved the same in writing, (c) securities issued pursuant to the exercise of the 344,189 Series E warrants outstanding as of the date hereof or
(d) securities (including options) issued or granted to the employees, consultants, officers or directors of Echelon pursuant to Echelon's 1988 Stock Option Plan, 1997 Stock Plan or 1998 Director Option Plan, each as amended and restated as of the date hereof. The approval of ENEL referred to in the foregoing clause (b) shall not be unreasonably withheld and shall be deemed to have been given if ENEL does not express any approval or disapproval within five business days of having received reasonably adequate and sufficient information regarding the proposed acquisition.

                                   SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF ENEL
                    --------------------------------------

     ENEL represents and warrants to Echelon as of the date of this Agreement and as of the Closing Date, that:

     4.1  Organization and Standing. ENEL is a Societa per Azioni duly
          -------------------------
organized, validly existing, and in good standing under the laws of Italy, and has all requisite legal power to carry on its business as conducted; provided however, that this representation and warranty shall not apply to, or otherwise be implicated by, the disposal by the ENEL Group of certain business activities and/or generating capacity as required by Italian law. As of the Closing Date, Buyer is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has all requisite legal power to carry on its business as conducted.

     4.2  Corporate Power.  ENEL has all requisite legal and corporate power
          ---------------
and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. Buyer has all requisite legal and corporate power and authority to purchase the Shares hereunder. ENEL Distribuzione has all requisite legal and corporate power and authority to execute and deliver the R&D Agreement and to consummate the transactions contemplated thereby.

     4.3  Authorization; Governmental Consents.  All governmental action or
          ------------------------------------
approvals necessary for the authorization, execution and delivery of this Agreement and the performance of all of ENEL's and Buyer's obligations under this Agreement have been taken and/or granted except for (a) filings and approvals that may be required under the HSR Act, which filings and approvals shall be obtained prior to the Closing Date, and (b) filings under securities laws, rules and regulations. This Agreement has been duly authorized, executed and delivered by ENEL and (assuming due authorization, execution and delivery by the other party hereto) constitutes the valid and legally binding obligation of ENEL, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance, injunctive relief or other equitable remedies.

     All governmental action or approvals required to be obtained by ENEL Distribuzione for the authorization, execution and delivery of the R&D Agreement and the consummation of the transactions contemplated thereby have been obtained except for such governmental action and approvals as may be required (a) in relation to public procurement rules and procedures, (b) by the Italian electricity authority and (c) ratification of the R&D Agreement by ENEL Distribuzione's Board of Directors Upon ratification by its Board of Directors, the R&D Agreement will be duly authorized, executed and delivered by ENEL Distribuzione. Assuming due authorization, execution and delivery by the other party thereto, the R&D Agreement constitutes the valid and legally binding obligation of ENEL Distribuzione, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of laws governing specific performance, injunctive relief or other equitable remedies, and public procurement rules and procedures.

     4.4  Disclosure. No representation or warranty of ENEL contained herein,
          ----------
and no statement contained in any certificate to be furnished by or on behalf of ENEL pursuant to this Agreement, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, in light of the circumstances in which such statements were made.

                                   SECTION 5

                       FEDERAL AND OTHER SECURITIES LAWS
                       ---------------------------------

     5.1  Investment Representations.
          --------------------------

     (a)  Non-U.S. Person; Investment for Own Account. ENEL represents that the
          -------------------------------------------
Buyer is acquiring the Shares hereunder for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof and ENEL does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to any person with respect to any of the Shares; provided, however, that the foregoing representation and warranty shall not apply to any transfers of the Shares by and among companies in the ENEL Group in accordance with Sections 9 and 12.2 hereof.

     (b)  Shares Not Registered. ENEL understands (for itself and Buyer) that
          ---------------------
the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares hereunder are exempt from registration under the Securities Act pursuant to Section 4 (2) thereof and that Echelon's reliance on such exemption is predicated on ENEL's representations set forth in Section 5.1(a) and (c).

     (c)  Investor Experience.  ENEL represents that it and Buyer is able to
          -------------------
protect its own interest in connection with the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment, and has the ability to bear the economic risks of the investment. Subject to the Non-Disclosure Agreement dated June 19, 2000 between ENEL and Echelon, whereby Echelon may limit the scope of its disclosure to ENEL, ENEL has been furnished with such materials (including financial forecasts for the second quarter of 2000) and has been given access to such information relating to Echelon as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding Echelon and the Shares, all as it has found necessary to make an informed investment decision.

     (d)  Registration; Rule 144. Subject to the provisions of Section 9, ENEL
          ----------------------
(for itself and Buyer) understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Neither ENEL nor Buyer may conduct hedging transactions involving the Shares unless in compliance with Regulation S under the Securities Act. In the absence of an effective registration statement covering the Shares or an opinion of counsel reasonably satisfactory to Echelon that registration is not required, Buyer will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with the representations set forth herein and then only in accordance with the provisions of Section 9.

     5.2  Legends. The certificate(s) evidencing the Shares shall contain the
          -------
following legends:

     THE SHARES OF COMMON STOCK OF ECHELON CORPORATION (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE OWNER (1) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SHARES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SHARES EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; AND (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) ABOVE), IT WILL FURNISH TO ECHELON CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     IN ADDITION, THE SHARES MAY NOT BE TRANSFERRED (i) TO ANY PERSON OTHER THAN TO AN ENTITY CONTROLLED BY ENEL S.p.A. PRIOR TO [Insert date that is the third anniversary of the Closing Date] WITHOUT THE EXPRESS WRITTEN CONSENT OF ECHELON CORPORATION, EXCEPT AS OTHERWISE PROVIDED IN THE COMMON STOCK PURCHASE AGREEMENT DATED AS OF JUNE 30, 2000 BETWEEN ECHELON CORPORATION AND ENEL S.p.A.

                                   SECTION 6

                                   COVENANTS
                                   ---------

     6.1  Interim Conduct of Business. From the date of this Agreement to and
          ---------------------------
including the Closing Date Echelon shall, and shall cause each of its subsidiaries to, conduct its business in each jurisdiction in the ordinary and proper course in substantially the same manner as previously conducted (including with respect to research and development efforts, advertising, promotions, capital expenditures, inventory levels and working capital levels, insurance, compliance with laws) and use commercially reasonable efforts to ensure that its business shall be unimpaired in each jurisdiction at the Closing Date.

     In addition (and without limiting the generality of the foregoing), Echelon shall not do, and shall cause each of its subsidiaries not to do, any of the following without the prior written consent of ENEL:

     (a) Incur or assume any material liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness except as otherwise provided in Section 3.8(c) hereof;

     (b) Permit, allow or suffer any of its assets to become subjected to any material Lien (other than a Permitted Lien) of any nature whatsoever that would have been required to have been described in Section 3.10 if existing on the date of this Agreement;

     (c) Cancel any material indebtedness (individually or in the aggregate) owed to it or waive any claims or rights of substantial value;

     (d) Make or incur any capital expenditure that, individually, is in excess of $1,000,000 or make or incur any such expenditures which, in the aggregate, are in excess of $10,000,000;

     (e) Sell, sublease, lease, license or otherwise dispose of any of its assets, except inventory of finished goods and obsolete or excess equipment sold in the ordinary and proper course of business and consistent with past practice; or

     (f) Authorize any of, or commit or agree, whether in writing or otherwise, to do any of, the foregoing actions.

     6.2  Notice of Changes.  From the date of this Agreement to and including
          -----------------
the Closing Date, (a) Echelon shall promptly notify ENEL in writing of the occurrence of any matter or event that is or could reasonably be expected to result in a Material Adverse Effect and (b) Echelon shall promptly (and in any event prior to initiation) notify ENEL in writing of any material Proceeding or claim to be initiated by Echelon or its subsidiaries against any person.

     6.3  Access to Information. Subject to the terms of the Non-Disclosure
          ---------------------
Agreement, from the date of this Agreement to and including the Closing Date, Echelon shall, and shall cause its subsidiaries to, (a) give ENEL and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all personnel, accountants, counsel, properties, facilities, books, contracts, commitments, tax returns and records and (b) furnish promptly to ENEL and its accountants, counsel and other representatives any financial and operating data and other information as ENEL or such representatives may reasonably request from time to time; provided, however, that any financial forecasts and any material, non-public financial results or information shall be furnished in the first instance to the applicable project manager in ENEL's Strategic Planning Department.

     6.4  Cooperation. Each of Echelon and ENEL agrees to use its best efforts
          -----------
to cooperate in taking any actions, making any filings or furnishing any information required in respect of the HSR Act and seeking timely to obtain any actions, consents, approvals or waivers required thereunder. Echelon, on the one hand, and ENEL, on the other, will promptly supply to each other copies of all correspondence, filings or communications by such party (or the Buyer) with governmental authorities in respect of the HSR Act, except for documents filed pursuant to Item 4(c) of the HSR Act. Each of Echelon and ENEL agree to use its best efforts to consummate the transactions contemplated by this Agreement and shall not take any other action inconsistent with its obligations hereunder or which would hinder or delay the consummation of the transaction contemplated hereby.

     6.5  Expenses. Whether or not the Closing takes place, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that ENEL and Echelon shall bear equally any HSR filing fees in connection herewith.

     6.6  Securities Act. Neither Echelon nor any person acting on its behalf
          --------------
will, directly or indirectly, (i) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) which will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (ii) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the sale of the Shares.

                                   SECTION 7

                   CONDITIONS TO ENEL'S OBLIGATIONS AT CLOSING
                   -------------------------------------------

     ENEL's obligation to purchase or cause the Buyer to purchase the Shares is, unless waived by ENEL, subject to the fulfillment of the following conditions:

     7.1  Representations and Warranties.   The representations and warranties
          ------------------------------
made by Echelon contained in Section 3 hereof shall be true and correct in all material respects (except that those representations and warranties that are qualified as to materiality shall be true and correct in all respects) as of the Closing Date.

     7.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed or complied with by Echelon on or prior to the Closing Date shall have been performed or complied with in all material respects.

     7.3  Opinions of Counsel. (a) ENEL and the Buyer shall have received from
          -------------------
Wilson Sonsini Goodrich & Rosati, counsel for Echelon, an opinion addressed to them, dated the Closing Date, in form and substance reasonably satisfactory to ENEL, and subject to typical exceptions for opinions of this type, to the effect that:

     (i) Echelon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (ii) Echelon has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements, to issue, sell and deliver the Shares hereunder and to carry out and perform its obligations under this Agreement and the Related Agreements and otherwise consummate the transactions contemplated hereby and thereby;

     (iii) this Agreement and the R&D Agreement have each been duly authorized, executed and delivered by Echelon and the Supply Agreement has been duly authorized by Echelon;

     (iv) this Agreement and the Related Agreements constitute (or will constitute in the case of the Supply Agreement) valid and legally binding obligations of Echelon, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance, injunctive relief or other equitable remedies.

     (v) the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of Echelon's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not violate (or will not violate in the case of the Supply Agreement) Echelon's Certificate of Incorporation or Bylaws, any Applicable Law or any material contract to which Echelon is a party or binding upon Echelon or its assets or properties;

     (vi) all regulatory filings, consents, authorizations and approvals required to be obtained or made by Echelon under the laws of California for the authorization, execution and delivery of this Agreement and the Related Agreements, to carry out and perform its obligations under this Agreement and the Related Agreements and to otherwise consummate the transactions contemplated hereby and thereby have been obtained or made;

     (vii) the Shares are duly and validly authorized and issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Echelon in this Agreement, will be issued in compliance with all Applicable Laws;

     (viii) assuming no notice of an adverse claim, good and valid title to the Shares, free and clear of all Liens, has been transferred to the Buyer at the Closing;

     (ix) no registration of the Shares under the Securities Act is required for the sale and delivery of the Shares by or on behalf of Echelon to the Buyer in the manner contemplated in this Agreement; and

     (x) to the best of our knowledge and other than as set forth in the Disclosure Schedule, there are no legal or governmental proceedings pending to which

            Echelon or any of its subsidiaries is a party or to which any of their property or assets is subject which, if determined adversely, would individually or in the aggregate have a Material Adverse Effect; and, to the best of our knowledge, no such proceedings are threatened or contemplated by any Governmental Entity or other parties.

     7.4  Certificates.  Echelon shall have delivered to ENEL and the Buyer (a)
          ------------
a certificate of Echelon's President or Chief Financial Officer, in form and substance reasonably satisfactory to ENEL, certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled, and certifying such other matters as ENEL may reasonably request, and (b) a certificate of Echelon's secretary, in form and substance reasonably satisfactory to ENEL, certifying the resolutions of Echelon's Board of Directors authorizing the transactions contemplated by this Agreement and the Related Agreements, the authority of the person executing this Agreement and the R&D Agreement and the other documents or instruments executed in connection herewith and such other matters as ENEL may reasonably request.

     7.5  Regulatory Consents.
          -------------------

     (a) Any applicable waiting period under the HSR Act relating to Buyer's purchase of the Shares hereunder shall have expired or been terminated.

     (b) All regulatory agencies shall have taken such action (including without limitation any authorizations, consents, orders or approvals of, or declarations or filings with, or notifications to, or expirations of waiting periods imposed by, any Governmental Entities) as may be required to authorize or permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to ENEL and its counsel.

     (c) All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any material contract or to which any material portion of the property or assets of Echelon or its subsidiaries is subject, shall have been obtained or provided for.

     7.6  Absence of Proceedings. There shall not be pending or threatened any
          ----------------------
Proceeding as a result of or in connection with which there is a reasonable likelihood that the Closing under this Agreement or the Related Agreements or the transactions contemplated hereby may be restrained, prohibited, declared unlawful or rescinded.

     7.7  Deliveries by Echelon.  Echelon shall have arranged to ENEL's
          ---------------------
satisfaction the delivery, to or upon the instructions of ENEL, of (a) certificates representing the Shares, (b) evidence satisfactory to ENEL that the Shares have been registered in the Buyer's name in Echelon's share register, (c) any other documentation reasonably necessary or appropriate to effect the transfer of ownership of the Shares to the Buyer and (d) such other instruments or documents as ENEL may reasonably request.

     7.8  R&D Agreement. The R & D Agreement shall remain in full force and
          -------------
effect.

     7.9  Registration Rights. ENEL and Echelon shall have entered into an
          -------------------
agreement providing for registration rights in respect of the Shares owned by the ENEL Group from time to time. Such agreement shall provide, inter alia, that such Shares shall be deemed to be Registrable Securities and the ENEL Group shall be entitled to the same rights and privileges (on a pari passu basis) as Holders of Registrable Securities under the Second Amended and Restated Modification Agreement dated May 15, 1997 (each capitalized term as defined in that Agreement); provided, however, Echelon shall be entitled to delay the effectiveness of such registration rights until the Transfer Restriction Expiration Date (as defined in Section 9.1).

     All reasonable expenses in relation to the exercise of such registration rights shall be for the account of the company in the ENEL Group exercising the same. For the avoidance of doubt, the parties hereto agree that it is not necessary to amend or make ENEL a party to any existing registration rights agreement provided the foregoing conditions are otherwise met.

     7.10 Director; Voting Agreement.
          --------------------------

     (a) The current directors and Chief Financial Officer of Echelon shall have entered into a written voting agreement with ENEL, in form and substance reasonably satisfactory to ENEL, pursuant to which such persons shall irrevocably and unconditionally agree to vote all the voting securities of Echelon they own (as defined below) to elect each ENEL Nominee and to maintain each ENEL Director continuously in office for so long as ENEL is entitled to nominate an ENEL nominee pursuant to Section 9.2 (each term as defined in Section 9.2). For purposes of the foregoing, the current directors and Chief Financial Officer of Echelon shall each be deemed to "own" all voting securities
(i) owned or beneficially owned by such person, (ii) owned by the spouse or minor children of such person, (iii) owned by trusts whose beneficiaries are such person or the spouse or minor children of such person and (iv) in respect of which any of the foregoing otherwise exercises or has the power to exercise sole voting power, in each case as of the date hereof or as acquired subsequent to the date hereof through the exercise of stock options or otherwise.

     (b) The initial ENEL Nominee shall have been appointed to the Board of Directors of Echelon, with effect as of the Closing.

                                   SECTION 8

                CONDITIONS TO ECHELON'S OBLIGATIONS AT CLOSING
                ----------------------------------------------

     Echelon's obligation to issue, sell and deliver the Shares is, unless waived by Echelon, subject to the fulfillment of the following conditions:

     8.1    Representations and Warranties. The representations and warranties
            ------------------------------
made by ENEL (on behalf of itself and Buyer) contained in Sections 4, 5.1(a) and 5.1(c) hereof shall be true and correct in all material respects as of the Closing Date.

     8.2    Covenants. All covenants, agreements and conditions contained in
            ---------
this Agreement to be performed by or complied with ENEL on or prior to the Closing Date shall have been performed or complied with in all material respects.

     8.3    Opinion of Counsel. Echelon shall have received from counsel for
            ------------------
ENEL, an opinion addressed to it, dated the Closing Date, in form and substance reasonably satisfactory to Echelon, and subject to typical exceptions for opinions of this type, to the effect that:

     (i) ENEL is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy;

     (ii) ENEL has all requisite corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under this Agreement;

     (iii) this Agreement has been duly authorized, executed and delivered by ENEL;

     (iv) this Agreement constitutes a valid and legally binding obligation of ENEL, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance, injunctive relief or other equitable remedies.

     (v) the consummation of the transactions contemplated by this Agreement does not violate the act of incorporation (atto costitutivo) or bylaws (statuto) of ENEL; and

     (vi) all regulatory filings, consents, authorizations and approvals required to be obtained or made by ENEL under the laws of the Republic of Italy for the authorization, execution and delivery of this Agreement, to carry out and perform its obligations under this Agreement and to otherwise consummate the transactions contemplated hereby have been obtained or made.

     8.4    Certificates.  ENEL shall have delivered to Echelon (a) a
            ------------
certificate of a senior officer of ENEL, in form and substance reasonably satisfactory to Echelon, certifying that the conditions specified in Sections
8.1 and 8.2 have been fulfilled, and certifying such other matters as Echelon may reasonably request, (b) a certificate of ENEL's secretary, in form and substance reasonably satisfactory to Echelon, certifying the resolutions of ENEL's Board of Directors authorizing the transactions contemplated hereby, the authority of the person executing this Agreement and the other documents or instruments executed in connection herewith and such other matters as Echelon may reasonably request, and (c) a certificate of ENEL Distribuzione's secretary, in form and substance reasonably satisfactory to Echelon, certifying the resolutions of ENEL Distribuzione's Board of Directors authorizing the transactions contemplated hereby, the authority of the person executing the R&D Agreement and the other documents or instruments executed in connection therewith and such other matters as Echelon may reasonably request.

     8.5  Regulatory Consents.
          -------------------

     (a) Any applicable waiting period under the HSR Act relating to Buyer's purchase of the Shares hereunder shall have expired or been terminated.

     (b) All regulatory agencies shall have taken such action (including without limitation any authorizations, consents, orders or approvals of, or declarations or filings with, or notifications to, or expirations of waiting periods imposed by, any Governmental Entities) as may be required to authorize or permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to Echelon and its counsel.

     8.6  Absence of Proceedings.  There shall not be pending or threatened any
          ----------------------
Proceeding as a result of or in connection with which there is a reasonable likelihood that the Closing under this Agreement or the Related Agreements or the transactions contemplated hereby or thereby may be restrained, prohibited, declared unlawful or rescinded.

     8.7  R&D Agreement.  The R&D Agreement shall remain in full force and
          -------------
effect.

                                   SECTION 9

              AGREEMENTS RELATING TO SIGNIFICANT EQUITY OWNERSHIP
              ---------------------------------------------------

     9.1  Certain  Definitions.  In addition to the definitions used in other
          --------------------
parts of this Agreement, as used in this Section 9, the following terms shall have the following respective meanings:

     "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 promulgated
      ---------
under the Exchange Act.

     "Agreed Voting Matters" shall mean:

     (i)    the election, approval or ratification of accountants;

     (ii)   the approval or ratification of a plan as defined in paragraph
            (a)(7)(ii) of Item 402 of Regulation S-K promulgated by the SEC (or any successor rule); and

     (iii) a security holder proposal included in Rule 14a-8 of Regulation 14A promulgated by the SEC (or any successor rule) that is opposed by a Designated Majority of the Board of Directors of Echelon (unless it is a Significant Event), except to the extent that (a) the outcome of such proposal could reasonably be expected to have a prejudicial effect on the interests of the ENEL Group when compared to the other stockholders of Echelon or (b) any company in the ENEL Group could reasonably be determined to have failed to exercise its fiduciary duty to its stockholders by not exercising voting discretion.

     The terms "beneficial ownership" or "beneficial owner" refer to the
                --------------------      ----------------
meanings of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to the acquiring, holding or ownership of Voting Stock hereunder mean beneficial ownership.

     "Change in Control" of a corporation shall mean any merger, sale of assets,
      -----------------
sale of voting securities or other transaction or series of related transactions as a result of which the stockholders of the corporation prior to such transaction or transactions retain less than a majority of the Total Voting Power of the surviving or successor corporation following such transaction or transactions; provided, however, that no Change in Control shall be deemed to have occurred in respect of ENEL as a result of the second or following tranches of privatization of ENEL, any other public offering and/or any other sale to the public market from time to time of shares of ENEL by the Italian Ministry of the Treasury; provided, further, however, that no Change in Control shall be deemed to have occurred in respect of Echelon as a result of the issuance of non-convertible Preferred Stock issued in connection with a rights plan approved by Echelon's Board of Directors or in response to an unsolicited bid for Echelon, in each case pursuant to the authority of Article IV of Echelon's Certificate of Incorporation.

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Designated Majority of the Board of Directors of Echelon" shall mean the
      --------------------------------------------------------
affirmative vote of a majority of a quorum of the directors of Echelon.

     "Group" shall have the meaning comprehended by Section 13(d)(3) of the
      -----
Exchange Act and the rules and regulations promulgated thereunder.

     "Person" shall mean any person, individual, corporation, partnership, trust
      ------
or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

     "Significant Event" shall mean:
      -----------------

     (i)    any liquidation;

     (ii) any sale of all or substantially all of the assets or technology of Echelon; or

     (iii) any merger or other reorganization of Echelon with or into entity which would be integrated for purposes of the Securities Act, whereby after such merger or reorganization Echelon's stockholders prior to the transaction(s) would retain directly or indirectly less than a majority of the voting power of the surviving or successor corporation (a "Merger").

     "Total Voting Power" means the total number of votes that may be cast in
      ------------------
the election of directors at any meeting of stockholders if all securities entitled to vote in such election of directors were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency); provided, however, that any shares of Voting Stock as to which any person shall be the beneficial owner (including without limitation any shares issuable upon exercise or conversion of outstanding options, warrants and convertible securities) shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Echelon beneficially owned by such person, in accordance with the provisions of Rule 13d-3 of the Exchange Act.

     "Transfer Restriction Expiration Date" shall mean the earlier of (i) the
      ------------------------------------
date that is the third anniversary of the Closing Date and (ii) 30 days following the date on which it is publicly announced that ENEL has terminated the R&D Agreement for a material breach by Echelon pursuant to either Section
11.1 thereof (with reference to Section 3.2 thereof) or Section 11.2 thereof.

     "Voting Power" held by a person shall mean the aggregate Voting Stock as
      ------------
to which such person is the beneficial owner as a percentage of the Total Voting Power; provided, however, that beneficial ownership (including without limitation any shares issuable upon exercise or conversion of outstanding options, warrants and convertible securities) shall be determined in accordance with Rule 13d-3 of the Exchange Act.

     "Voting Stock" means the Common Stock and any other securities issued by
      ------------
Echelon having the ordinary power to vote in the election of directors of Echelon (other than securities having such power only upon the happening of a contingency).

     9.2  Representation on Board of Directors. ENEL shall be entitled to
          ------------------------------------
nominate one director to sit on Echelon's Board of Directors and all successors of such director (collectively, the "ENEL Nominee" and, upon appointment or election to the Board of Directors, the "ENEL Director"), provided that the ENEL Group owns at least 2,000,000 Shares (or such other number of Shares as may be agreed in writing by Echelon and ENEL). ENEL shall provide Echelon written notice of the initial ENEL Nominee at least fifteen (15) days prior to the Closing Date. Each ENEL Nominee must be experienced in networking technology, and must otherwise be acceptable to Echelon's Board of Directors as of the date of the nomination. Echelon shall cause the initial ENEL Nominee to be appointed to the Board of Directors, with effect as of the Closing, and shall use its best efforts to ensure that such appointment is confirmed by the next shareholders' meeting of Echelon and that successive ENEL Nominees are duly elected and qualified (subject to the ENEL Group owning 2,000,000 shares as provided above). Each ENEL Director shall serve until an ENEL Nominee is duly appointed or elected and qualified as his successor as provided herein. The ENEL Director shall use his best efforts to attend at least six meetings of the Board of Directors each year, subject to unforeseen difficulties. In the event that the ENEL Director is unable to attend a meeting in person, Echelon shall make reasonable arrangements for video conference or teleconference attendance from Italy. Any ENEL Director shall at the reasonable request of Echelon excuse himself from all discussions and deliberations of Echelon's Board of Directors (or any committee constituted by the Board) that may involve conflicts of interest on the part of the ENEL Group, such as discussions concerning competitors of the ENEL Group or the relationship between Echelon and the ENEL Group.

     9.3  Limitation on Ownership of Voting Stock.
          ---------------------------------------

     (a) General.  Without the prior written consent of Echelon, as authorized
         -------
by resolution of a Designated Majority of the Board of Directors of Echelon, ENEL shall not (and ENEL shall not permit any other company in the ENEL Group to) acquire, directly or indirectly, beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock or any other right to acquire Voting Stock (except, in any case, as provided herein or by way of stock dividends or other distributions or offerings by Echelon to holders of Voting Stock generally in accordance with their pro rata share ownership) or authorize or make a tender, exchange or other offer for, or enter into any agreement to effect any of the foregoing, without the prior written consent of Echelon, if the effect of such acquisition or offer would be to increase the Voting Power of all Voting Stock then beneficially owned by the ENEL Group or which it has a right to acquire to more than 10.0% of the Total Voting Power.

     Notwithstanding the foregoing, if the Voting Power beneficially owned by the ENEL Group increases to a percentage in excess of the percentage specified in the preceding paragraphs solely as a result of a recapitalization effected by Echelon or a repurchase of shares effected by Echelon, then the ENEL Group shall be permitted to continue to hold such securities and shall not be required to sell any securities of the ENEL Group to reduce the Voting Power held by the ENEL Group; provided, further, that the ENEL Group shall be prohibited from acquiring any additional Voting Power of the ENEL Group so long as its beneficial ownership exceeds the limits set forth above (except as otherwise permitted by this Section 9.3).

     If, subject to Section 9.6, any member of the ENEL Group shall at any time sell or otherwise transfer its beneficial ownership of any shares of Voting Stock, then the maximum percentage of the Total Voting Power which the ENEL Group is entitled to beneficially own shall be reduced to the greater of (A) the percentage of the Total Voting Power beneficially owned by the ENEL Group immediately following such sale or transfer, or (B) the percentage of Total Voting Power the ENEL Group is entitled to hold pursuant to this Section 9.3(a).

     (b) Tender Offers.  ENEL may acquire Voting Stock without regard to the
         -------------
limitations set forth in Section 9.3(a) if a tender or exchange offer is made, as evidenced by the filing with the Commission of a Schedule TO and/or Registration Statement on Form S-4 or Form F-4 or any successor schedule or form promulgated or adopted for such purpose by the Commission (a "Tender Offer"), and the actual dissemination of tender offer materials to security holders of Echelon) by another Person or Group to purchase or exchange for cash or other consideration any Voting Stock, which Tender Offer, if successful, would result in such Person or Group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power representing at least forty percent (40%) of the Total Voting Power of Echelon then in effect. If a Tender Offer releases ENEL from the limitations set forth in this Section 9.3, and such Tender Offer subsequently expires, is enjoined or terminated prior to any purchases thereunder or is otherwise withdrawn, or is completed but does not result in the Person or Group making the Tender Offer acquiring forty percent (40%) or more of the Total Voting Power, then the limitations of this Section 9.3 shall be reimposed, except that ENEL shall not be obligated to dispose of any Voting Stock acquired during the pendency of such Tender Offer in accordance with this
Section 9.3(b).

     9.4  Agreement with Respect to Voting of Stock.
          -----------------------------------------

     (a)  Agreement To Vote Shares. ENEL shall take such action as may be
          ------------------------
required so that all shares of Voting Stock owned by the ENEL Group are voted for the slate of nominees recommended by Echelon's Board of Directors to stockholders for election as directors (which slate shall include the ENEL Nominee as provided in Section 9.2), including without limitation to be present, in person or by proxy, at all meetings of stockholders of Echelon voting for the election of directors.

     ENEL shall use its best efforts to cause the companies in the ENEL Group that own shares of Voting Stock to be present, in person or by proxy, at all other meetings of stockholders of Echelon so that such shares of Voting Stock beneficially owned by the ENEL Group may be counted for the purposes of determining the presence of a quorum at such meetings.

     The ENEL Group shall be entitled to vote the Voting Stock owned by it in its sole and absolute discretion (including by abstaining from voting), except that the provisions of the following paragraph shall govern voting in respect of the Agreed Voting Matters.With respect to Agreed Voting Matters to be voted on by holders of Voting Stock, ENEL shall vote, and shall use its best efforts to cause the other companies in the ENEL Group to vote, at least the same percentage of the Voting Stock owned by them for or against such matter(as recommended by a Designated Majority of the Board of Directors of Echelon on such matter) as the percentage of Voting Stock held by all other stockholders of Echelon which is voted for or against such matter (as recommended by a Designated Majority of the Board of Directors of Echelon on such matter). For purposes of the preceding sentence, the term "percentage of Voting Stock held by all other stockholders of Echelon" shall mean the percentage that is equal to
(i) the Voting Stock (excluding Voting Stock owned by the ENEL Group) actually voted for or against such matter (as recommended by a Designated Majority of the Board of Directors of Echelon on such matters) divided by (ii) the total Voting Stock (excluding Voting Stock owned by the ENEL Group) actually present and voting on such matter. ENEL shall notify Echelon in writing as soon as reasonably practicable after receiving notice of a security holder proposal if it believes that clauses (a) or (b) in the definition of the term "Agreed Voting Matter" contained in Section 9.1 hereof are applicable.

     Notwithstanding anything in this Section 9.4 to the contrary, in the event that the stockholders of Echelon shall approve a Merger which is contemplated to be accounted for as a pooling of interests, the ENEL Group shall not exercise any dissenters' rights or appraisal rights available under applicable law if Echelon previously notifies it in writing that such exercise would prevent or impair such pooling of interests treatment.

     (b)  Agreement Not to Place Shares in Voting Trust. The ENEL Group shall
          ---------------------------------------------
not deposit any shares of Voting Stock in a voting trust or, except as otherwise provided herein, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock.

     (c)  Solicitation of Proxies. The ENEL Group shall not without the prior
          -----------------------
written consent of Echelon solicit proxies with respect to any Voting Stock or become a "participant" in any "election contest," as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act relating to the election of directors of Echelon.

     9.5  No Participation in a Group. The ENEL Group shall not join a
          ---------------------------
partnership, limited partnership, syndicate, or otherwise act in concert with any third person, for the purpose of acquiring, holding, disposing or voting of Voting Stock except as otherwise contemplated by this Agreement with respect to permissible sales of its Voting Stock or except as Echelon may approve in writing.

     9.6  Restrictions on Transfer of Securities. Until the Transfer Restriction
          --------------------------------------
Expiration Date, ENEL shall not, and shall not permit any other company in the ENEL Group to, directly or indirectly, sell or transfer any of the Shares except
(i) to Echelon or any Person or Group approved by Echelon; or (ii) to ENEL or any other company in the ENEL Group that agrees to accept such Shares subject to the restrictions set forth in this Section 9; or (iii) pursuant to a transaction involving the merger, sale, reorganization or Change in Control of Echelon as approved by a Designated Majority of the Board of Directors of Echelon; or (iv) in response to (A) an offer to purchase or exchange for cash or other consideration any Voting Stock (1) which is made by or on behalf of Echelon or
(2) which is made by another Person or Group and is not opposed by a Designated Majority of the Board of Directors of Echelon within the time the Board is required, pursuant to regulations under the Exchange Act, to advise Echelon's stockholders of the Board's position on such offer, or (B) subject to Echelon's right of first refusal as set forth in Section 9.7, any other Tender Offer which, if successful, would result in such Person or Group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power representing at least forty percent (40%) of the Total Voting Power of Echelon then in effect. In the event that the stockholders of Echelon shall approve a Merger which is contemplated to be accounted for as a pooling of interests, the ENEL Group shall not sell or transfer any of the Shares in such a manner, in such an amount, or at such a time, that would prevent or impair such pooling of interests treatment, provided that Echelon gives ENEL prior written notice of the same.

     For the avoidance of doubt, Echelon acknowledges and agrees that ENEL, and any other company in the ENEL Group that owns the Shares from time to time, may pursuant to clause (ii) above freely transfer such Shares (subject to applicable U.S. federal securities laws) to any company in the ENEL Group.

     9.7  Right of First Refusal on Permitted Sales.
          -----------------------------------------

     (a)  Right of First Refusal on Tender Offer.  Prior to the ENEL Group
          ---------------------------------------
making any sale or exchange of the Shares in response to a Tender Offer pursuant to

Section 9.6(iv)(B), Echelon shall have the opportunity to purchase such Shares in the following manner:

         (i) ENEL shall give notice (the "Tender Notice") to Echelon in writing of the intention of ENEL or any company in the ENEL Group to tender such shares no later than ten (10) days prior to the latest time (as the same may be extended) by which the Shares must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such Tender Offer (the "Tender Date"), specifying the amount of the Shares proposed to be tendered. For purposes hereof, a Tender Offer to purchase the Shares shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible to perform when the offer is made, without giving effect to Echelon's right of first refusal).

         (ii) If the Tender Notice is given, Echelon shall have the right, exercisable by giving notice (the "Purchase Notice") to ENEL no later than two (2) business days prior to the Tender Date, to purchase for cash all or part of the Shares specified in the Tender Notice for the price set forth in the Tender Notice (or its equivalent in cash as determined below), as the same may be increased from time to time. If Echelon exercises such right by giving such Purchase Notice, the closing of the purchase of such Shares shall take place on the date on which the Tender Offer is consummated, or such earlier time as Echelon shall agree; provided, however, that Echelon's obligation to purchase any such shares of the Shares following delivery of any Purchase Notice shall be contingent on consummation of the Tender Offer referred to in the corresponding Tender Notice. As a condition to the effectiveness of any exercise by Echelon of its rights to purchase under this Section 9.7, at the time Echelon delivers a Purchase Notice, it shall have provided for the payment in full to ENEL of the purchase price for the shares to be purchased by Echelon, by an escrow of funds, letter of credit facility, bank guarantee or similar arrangement reasonably acceptable to ENEL. If the purchase price specified in the Tender Offer includes any property other than cash, the cash equivalent of such property for purposes of determining the amount to be provided for and paid by Echelon pursuant to the foregoing, shall be determined by an investment banking firm mutually agreed to by Echelon and ENEL. Upon exercise of the right of first refusal (including provision for payment as described above), Echelon and ENEL shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith, subject only to consummation of the Tender Offer referred to in the corresponding Tender Notice.

         (iii) If Echelon (including any assignees) does not exercise such right by giving a Purchase Notice or fails to complete the purchase, then ENEL or the ENEL Group shall be free to accept the Tender Offer. ENEL may not tender any shares pursuant to such tender offer unless ENEL has complied fully with the provisions of this Section
                  9.7 and Echelon (including any assignee) has failed to exercise its right of first refusal.

             (b)  Assignment of Rights of First Refusal. Echelon shall be
                  -------------------------------------
         entitled, at its option, to assign its rights of first refusal under this Section 9.7 (in whole or in part as to any instance or instances in which the right shall arise) to any other Person or Group, at any time (in the case of any incidence of the right of first refusal) prior to the closing of the purchase of securities pursuant to the exercise of such right of first refusal.

             9.8  Repurchase Right in the Event of Change of Control of ENEL. In
                  ----------------------------------------------------------
         the event of a Change in Control of ENEL, Echelon shall have the right, by written notice to ENEL or its successor corporation not more than twenty (20) days following the effective date of such Change in Control, to repurchase all the Shares, if any, beneficially owned by the ENEL Group. The closing of any such repurchase and repayment shall be effected not less than sixty (60) days following the date of the written notice of election to repurchase by Echelon. The price at which such securities shall be repurchased in any such repurchase shall be the average of the Closing Price of such securities over the ten trading days immediately preceding the date of Echelon's written notice to repurchase such securities.


             9.9  Repurchase with Respect to the ENEL Group. Prior to
                  -----------------------------------------
         voluntarily relinquishing control of any company in the ENEL Group, ENEL shall use its best efforts to purchase or to cause another company in the ENEL Group to purchase the Shares then held by such company.

             9.10 Termination of Certain Provisions. The covenants of ENEL and
                  ---------------------------------
         the rights of Echelon set forth in Sections 9.3, 9.4, 9.5, 9.7, 9.8,
         9.9 and 9.11 shall terminate upon the first to occur of the following events: (a) at such time as any Person or Group shall acquire forty percent (40%) of the Total Voting Power (other than any person or persons currently holding, individually or in the aggregate, such amount of total Voting Power) and (b) the date that is the fifth anniversary of the Closing Date. In addition, if a Tender Offer is made which meets the criteria specified in Section 9.3(b) hereof, then the covenants specified in Sections 9.3, 9.4 and 9.5 shall terminate during the pendency of such Tender Offer or proposed acquisition; provided, however, that (i) such covenants shall take effect again upon Echelon's delivery to ENEL of Echelon's notice of exercise of its right of first refusal pursuant to Section 9.7(b) and (ii) such covenants shall take effect again if and when such Tender Offer subsequently expires, is enjoined or terminated prior to any purchases thereunder or is otherwise withdrawn, or is completed but does not result in the Person or Group making the Tender Offer acquiring forty percent (40%) or more of the Total Voting Power of Echelon, except that the ENEL Group shall not be obligated to dispose of any Voting Stock acquired in accordance with Section 9.3(b) during the pendency of such Tender Offer.

             9.11 Right of First Refusal on Additional Shares. Echelon hereby
                  -------------------------------------------
         grants to the ENEL Group the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 9.11) which Echelon may, from time to time, propose to sell and issue. The ENEL Group's pro rata share for purposes of this right of first refusal is the ratio of the number of shares of Common Stock owned by the ENEL Group immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities. This right of first refusal shall be subject to the following provisions:

             (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of Echelon whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities purchased under this Agreement; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by Echelon by merger, purchase of substantially all the assets or other reorganization whereby Echelon will own not less than a majority of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by Echelon, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of Echelon;
         (iv) securities issued pursuant to the exercise of the 344,189 Series E warrants outstanding as of the date hereof; (v) securities issued to employees, consultants, officers or directors of Echelon pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with Echelon if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person;
         (viii) securities issued in connection with any stock split, stock dividend or recapitalization of Echelon; (ix) securities issued and sold in an underwritten offering pursuant to a registration statement filed with, and declared effective by, the SEC; (x) non-convertible Preferred Stock issued in connection with a rights plan approved by Echelon's Board of Directors or in response to an unsolicited bid for Echelon, in each case pursuant to the authority of Article IV of Echelon's Certificate of Incorporation; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections
         (i) through (x) above.

             (b) In the event Echelon proposes to undertake an issuance of New Securities, it shall give ENEL prior written notice of its intention, describing the type of New Securities, and their price and the general terms upon which Echelon proposes to issue the same. The ENEL Group shall have twenty (20) business days after any such notice is effective to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to Echelon and stating therein the quantity of New Securities to be purchased.

             (c) In the event the ENEL Group fails to exercise fully the right of first refusal within said twenty (20) business-day period, Echelon shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty

         (120) days from the date of said agreement) to sell the New Securities in respect of which the ENEL Group's right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in Echelon's notice to ENEL pursuant to this Section 9.11. In the event Echelon has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), Echelon shall not thereafter issue or sell any New Securities, without first again offering such securities to the ENEL Group in the manner provided herein.

             9.12 Further Assurances. Echelon shall use reasonable best efforts
                  ------------------
         to cause the conditions in Section 7.9 and 7.10 to be satisfied as soon as practicable.

                                  SECTION 10

                                INDEMNIFICATION
                                ---------------

             10.1 Indemnification. Echelon, on the one hand, and ENEL, on the
                  ---------------
         other hand, shall indemnify the other party and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives, and hold them harmless from, any loss, liability, claim, diminution in value, damage or expense (including court costs, amounts paid in settlement, judgments, attorneys' fees or other expenses for investigating and defending and reasonable legal fees and expenses) (collectively, "Losses"), as incurred (payable promptly upon written request), arising from, in connection or otherwise with respect to any misrepresentation, breach or warranty or failure to fulfill any covenant or agreement on the part of the other party contained herein or, in the case of Echelon, in the Disclosure Schedule.

             10.2 Claims. If any claim, demand, action, proceeding or
                  ------
         investigation is brought or asserted in respect of which a party may seek indemnification under this Section 10 against the other party, the party seeking indemnification (the "indemnified party") shall notify in writing the other party that such indemnification is sought (the "indemnifying party"), provided, however, that the omission so to notify the indemnifying party will not relieve such party from any liability which it may have to the indemnified party under this Section 10 or otherwise. Following receipt of such notice, the indemnifying party shall be entitled to participate in the defense of the claim, demand, action, proceeding or investigation and, to the extent that it shall wish to assume the defense thereof, with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation.

             10.3  Settlement. The indemnifying party shall not, without the
                   ----------
         prior written consent of the indemnified party, effect any settlement of any pending or threatened claim, demand, action, proceeding or investigation in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by the indemnified party, unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter thereof.

                                  SECTION 11

                                  TERMINATION
                                  -----------

             11.1 Termination Events. Notwithstanding anything to the contrary
                  ------------------
         in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

             (a)  By mutual written consent of Echelon and ENEL;

             (b)  By Echelon, on the one hand, or by ENEL, on the other hand, if
                  (A) a material default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements contained herein, and such default cannot within a reasonable time period be cured (or, after notice thereof and an opportunity of twenty (20) days thereafter to cure, has not been cured) and has not been waived or (B) it is discovered that any representation or warranty made herein by the other party is incorrect in any material respect.

             (c) By Echelon if any of the conditions to the Closing set forth in Section 7 shall have become incapable of fulfillment on or prior to the Termination Date (as defined below) and shall not have been waived by Echelon, unless the failure of such condition is the result of a breach of this Agreement by Echelon;

             (d)  By ENEL, if any of the conditions to the Closing set forth in
                  Section 6 shall have become incapable of fulfillment on or prior to the Termination Date and shall not have been waived by ENEL, unless the failure of such condition is the result of a material breach of this Agreement by ENEL; or

             (e) By Echelon or ENEL, if the Closing does not occur on or prior to December 31, 2000, as may be extended by written agreement of the parties (the "Termination Date"), for any reason other than a breach of this Agreement by the terminating party, including failure to fulfill any of the closing conditions.

             11.2 Termination Procedure and Effects. In the event of termination
                  ---------------------------------
         by Echelon or ENEL pursuant to this Section 11, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

             If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 11, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i)
         Section 6.5 relating to certain expenses and (ii) Section 10 relating to indemnification.. Nothing in this Section 11 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  SECTION 12

                                 MISCELLANEOUS
                                 -------------

             12.1 Entire Agreement. This Agreement (including the Disclosure
                  ----------------
         Schedule) constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

             12.2 Successors and Assigns. The provisions of this Agreement shall
                  ----------------------
         be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except (i) by operation of law, and (ii) ENEL may transfer its rights and obligations hereunder to one or more companies within the ENEL Group upon prior written notice to Echelon, which company or companies shall thereupon become the "Buyer" for all purposes of this Agreement.

             12.3 Governing Law. This Agreement shall be governed by and
                  -------------
         construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

             12.4 Counterparts. This Agreement may be executed in two or more
                  ------------
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             12.5 Titles and Subtitles. The titles and subtitles used in this
                  --------------------
         Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             12.6 Notices. Any notice required or permitted under this Agreement
                  -------
         shall be given in writing sent by telecopy or internationally recognized courier and shall be deemed effectively given upon confirmation of receipt, if sent by telecopy, or upon delivery, if sent by courier. Notices shall be addressed (a) to Echelon at 4015 Miranda Avenue, Palo Alto, California 94304, Attn: Oliver R. Stanfield,
         Telecopy: (408) 328-3843 and (b) to ENEL or Buyer at Viale Regina Margherita, 137, 00198 Rome, Italy, Attn. Salvatore Cardillo, Telecopy:
         (39) 06-850-920-42 with copies to Freshfields, Piazza Montecitorio, 115, 00186 Rome, Italy, Telecopy: (39) 06-695- 338-00, Attn:

         Fabrizio Arossa, and Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, Telecopy: (650) 496-2736,
         Attn: Curtis L. Mo, or at such other address as any party may designate by ten (10) days advance written notice to the other party.

             12.7 Finder's Fees. Each party represents that it neither is, nor
                  -------------
         will be, obligated for any finder's fee or commission in connection with this transaction.

             12.8 Amendments and Waivers. Any term of this Agreement may be
                  ----------------------
         amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Echelon and ENEL.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ECHELON CORPORATION



                                    By: /s/ M. Kenneth Oshman
                                        ----------------------------------------
                                        M. Kenneth Oshman
                                        Chief Executive Officer


                                    ENEL S.P.A.

                                    By: ________________________________________
                                        Name:
                                        Title:





              [Signature page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ECHELON CORPORATION

                                    By:_______________________________
                                       M. Kenneth Oshman
                                       Chief Executive Officer


                                    ENEL S.p.A.

                                    By: /s/ Francesco Tato
                                       -------------------------------
                                       Name:
                                       Title:



              [Signature page to Common Stock Purchase Agreement]